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                                                                    EXHIBIT 23.A


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-81772) of GulfTerra Energy Partners, L.P. (formerly known as El Paso Energy Partners, L.P.)(the "Partnership"), of (A)(i) our report dated March 24, 2003 relating to the consolidated financial statements and financial statement schedule of the Partnership and subsidiaries, and (ii) our report dated March 24, 2003 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., each of which appears in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002; and (B)(i) our report dated April 4, 2003 relating to the consolidated balance sheet of GulfTerra Energy Company, L.L.C. (formerly known as El Paso Energy Partners Company), and (ii) our report dated April 4, 2003 relating to the balance sheets of GulfTerra Energy Finance Corporation (formerly known as El Paso Energy Partners Finance Corporation), each of which appears in the Partnership's Current Report on Form 8-K dated April 8, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 14, 2003